EXHIBIT 99.1

FibroBiologics Announces Pricing of $3 Million Public Offering

HOUSTON, TX, March 31, 2026 -- FibroBiologics, Inc. (NASDAQ: FBLG) (“FibroBiologics” or the “Company”), a clinical-stage biotechnology company with 270+ patents issued and pending with a focus on the development of therapeutics and potential cures for chronic diseases using fibroblasts and fibroblast-derived materials, today announced the pricing of a best efforts public offering of an aggregate of 2,272,728 shares of its common stock (or common stock equivalents in lieu thereof) and warrants to purchase up to 2,272,728 shares of common stock (the “Warrants”), at a combined public offering price of $1.32 per share (or per common stock equivalent in lieu thereof) and accompanying Warrant. The Warrants will have an exercise price of $1.32 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares upon exercise of the Warrants (the “Stockholder Approval”) and will expire on the five-year anniversary of the date of Stockholder Approval. The closing of the offering is expected to occur on or about April 2, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $3 million, before deducting the placement agent's fees and other offering expenses payable by the Company. The potential additional gross proceeds to the Company from the Warrants, if fully exercised on a cash basis, will be approximately $3 million. No assurance can be given that any of the Warrants will be exercised. The Company intends to use the net proceeds from this offering for working capital and general corporate purposes.

The securities described above are being offered pursuant to a registration statement on Form S-1 (File No. 333-294713), which was declared effective by the Securities and Exchange Commission (the "SEC") on March 31, 2026. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at http://www.sec.gov and a final prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC's website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About FibroBiologics, Inc.

Based in Houston, FibroBiologics is a clinical-stage biotechnology company developing a pipeline of treatments and seeking potential cures for chronic diseases using fibroblast cells and fibroblast-derived materials. FibroBiologics holds 270+ US and internationally issued patents/patents pending across various clinical pathways, including wound healing, multiple sclerosis, disc degeneration, psoriasis, orthopedics, human longevity, and cancer. FibroBiologics represents the next generation of medical advancement in cell therapy and tissue regeneration. For more information, visit www.FibroBiologics.com.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, the completion of the offering; the satisfaction of customary closing conditions related to the offering; the anticipated use of proceeds therefrom; the exercise of the Warrants prior to their expiration, and the receipt of Stockholder Approval. These forward-looking statements are based on FibroBiologics' management's current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside FibroBiologics' management's control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those set forth under the caption "Risk Factors" and elsewhere in FibroBiologics' annual, quarterly and current reports (i.e., Form 10-K, Form 10-Q and Form 8-K) as filed or furnished with the SEC and any subsequent public filings. Copies are available on the SEC's website, www.sec.gov. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (a) risks related to FibroBiologics' liquidity and its ability to maintain capital resources sufficient to conduct its business; (b) the unpredictable relationship between R&D and preclinical results and clinical study results; (c) the ability of FibroBiologics to successfully prosecute its patent applications, (d) FibroBiologics’ ability to manufacture its product candidates; and (e) FibroBiologics’ ability to conduct clinical trials. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FibroBiologics assumes no obligation and, except as required by law, does not intend to update, or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. FibroBiologics gives no assurance that it will achieve its expectations.

General Inquiries:

info@fibrobiologics.com

Investor Contact:

Nic Johnson

Russo Partners

(212) 845-4242

fibrobiologicsIR@russopr.com

Media Contact:
Liz Phillips
Russo Partners
(347) 956-7697
Elizabeth.phillips@russopartnersllc.com